Exhibit 32.2

CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the accompanying Quarterly Report on Form 10-Q of SonoSite, Inc. for the period ended September 30, 2011, I, Marcus Y. Smith, Chief Financial Officer of SonoSite, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q of SonoSite, Inc. for the period ended September 30, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in such Quarterly Report on Form 10-Q of SonoSite, Inc. for the period ended September 30, 2011, fairly presents, in all material respects, the financial condition and results of operations of SonoSite, Inc.

/s/ MARCUS Y. SMITH
Marcus Y. Smith
Senior Vice President, Chief Financial Officer and Treasurer
(Authorized Officer and Principal Financial Officer)

November 3, 2011